Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

)
In the Matter of	)
)
GRACO INC.,	)	Docket No. 9350
a corporation	)
	)	NON-PUBLIC
ILLINOIS TOOL WORKS INC.,	)
a corporation, and	)
)
ITW FINISHING LLC,	)
a limited liability company.	)
)

AGREEMENT

This Agreement is by and between Respondents Graco Inc. (“Graco”), Illinois Tool Works Inc., and ITW Finishing LLC (collectively, “the Respondents”) and Counsel for the Complaint in the above-captioned matter (“Complaint Counsel”).

WHEREAS, Respondent Graco is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Minnesota, with its office and principal place of business located at 88-11th Avenue Northeast, Minneapolis, Minnesota 55413, and is engaged, among other things, in the manufacture and sale of liquid finishing equipment throughout North America and the world; and

WHEREAS, Respondent ITW Finishing LLC is a limited liability company organized, existing, and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026, and is engaged, among other things, in the manufacture and sale of liquid finishing equipment throughout North America and the world; and

WHEREAS, Respondent Illinois Tool Works Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026, and indirectly wholly owns ITW Finishing LLC (collectively, “ITW”); and

WHEREAS, Graco and ITW entered into an Asset Purchase Agreement dated April 14, 2011, pursuant to which Graco proposes to acquire, among other things, certain liquid finishing equipment assets and equity interests from ITW for $650 million (“Acquisition”); and

WHEREAS, the Federal Trade Commission (“Commission” or “FTC”) is an independent administrative agency of the United States Government, established under the Federal Trade Commission Act, 15 U.S.C. § 41, et seq. (“FTC Act”), with its principal offices at 600 Pennsylvania Avenue, NW, Washington, D.C. 20580; and is vested with authority and responsibility for, inter alia, enforcing Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the FTC Act, as amended, 15 U.S.C. § 45, by challenging acquisitions that may substantially lessen competition in any line of commerce in any section of the country; and

WHEREAS, the Commission, having conducted an investigation of the Acquisition and determined that it had reason to believe the Acquisition, if consummated, may substantially lessen competition in certain relevant liquid finishing equipment markets in violation of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and constitutes an unfair method of competition in violation of Section 5 of the FTC Act, as amended, 15 U.S.C. § 45, and that the agreement pursuant to which Graco would acquire the assets and interests of ITW constitutes an unfair method of competition in violation of Section 5 of the FTC Act, as amended, 15 U.S.C. § 45, issued its administrative Complaint (“Complaint”) charging the Respondents with said violations on December 15, 2011, and further authorized its staff (“FTC staff’) to file a separate complaint in federal district court seeking a temporary restraining order and preliminary injunction to halt the Acquisition pending the FTC’s administrative adjudicative proceeding and any subsequent appeals; and

WHEREAS, the Respondents, having been served with a copy of the Complaint, together with a notice of contemplated relief, answered the Complaint by denying said charges; and

WHEREAS, an evidentiary hearing in In the Matter of Graco Inc., Illinois Tool Works Inc., and ITW Finishing LLC, FTC Docket No. 9350, has been scheduled to commence before an Administrative Law Judge on May 15, 2012; and

WHEREAS, the Commission has also initiated a federal civil action, Federal Trade Commission v. Graco, Inc., et al., Civ. No. 0:12-cv-00307-PJS-AJB, currently venued in the District of Minnesota; and

WHEREAS, the Respondents have now represented to Complaint Counsel that they agree to certain specified terms of settlement of this matter providing for divestiture and other relief if closing on the Acquisition can be allowed to occur by April 2, 2012; and

WHEREAS, Complaint Counsel have indicated that they require time beyond April 2, 2012, within which to complete an investigation and consideration of the appropriate scope of divestiture and other relief to remedy the competitive effects of the Acquisition as alleged in the Complaint; and

WHEREAS, the Respondents and Complaint Counsel have entered into this Agreement dated March 9, 2012 to accompany a joint motion by Complaint Counsel and the Respondents, pursuant to Rule 3.25(c) of the Commission’s Rules of Practice (“Commission Rule”), to withdraw this matter from adjudication for the purpose of considering a proposed settlement, and requesting that the Secretary of the Commission issue an order withdrawing this matter from adjudication and staying the proceedings before the Administrative Law Judge, so that the Commission may consider the proposed settlement; and

WHEREAS, Complaint Counsel agree to recommend that the Commission accept, subject to certain confidentiality and timing considerations and in accordance with the terms of this Agreement, an Agreement Containing Consent Orders (“Consent Agreement”) that has been executed by the Respondents and by Complaint Counsel; and

WHEREAS, Complaint Counsel agree that, if the Secretary withdraws this matter from administrative adjudication, they will withdraw the federal district court complaint without prejudice pending the Commission’s review of the proposed settlement of this matter, and will further recommend that the Commission defer voting on the proposed Decision and Order and keep its terms confidential and non-public pending completion of the inquiry by FTC staff; and

WHEREAS, Respondents request and Complaint Counsel agree that the Commission will accord confidential treatment to all filings, submissions, documentary materials, and other information submitted by the Respondents prior to or pursuant to this Agreement, pursuant to Sections 20 and 21 of the FTC Act, 15 U.S.C. §§ 57b-1 and 57b-2, and Commission Rules 4.9 et seq., 16 C.F.R. §§ 4.9 et seq., and as if all such filings, submissions, documentary materials, and other information were marked “confidential” when submitted, pursuant to Section 21(c) of the FTC Act, 15 U.S.C. § 57b-2(c). If applicable, such information will be treated as having been provided in a law enforcement investigation in lieu of compulsory process for purposes of Section 21(f) of the FTC Act, 15 U.S.C. § 57b-2(f), and Commission Rule 4.10(a)(8) and (d), 16 C.F.R. §§ 4.10(a)(8), (d); and

WHEREAS, the Respondents have committed, inter alia, that, if the Commission takes no action to enjoin consummation of the Acquisition by the Respondents before the Commission has completed its consideration of the appropriate scope of divestiture and other relief to remedy the competitive effects of the Acquisition, then:

(1) the Respondents agree to enter into and remain bound by the Consent Agreement (unless the Consent Agreement is rejected by the Commission) containing a proposed Decision and Order requiring Graco to divest such assets of the liquid finishing business and providing for other relief as the Commission deems necessary to remedy the competitive effects of the Acquisition as alleged in the Complaint (“competitive effects alleged”) within 180 days after the Decision and Order becomes final; such other relief as the Commission deems necessary to remedy the competitive effects alleged; and an Order to Hold Separate and Maintain Assets (“Hold Separate”) (both orders collectively, “Orders”) in the form that has been agreed to by the Respondents pursuant to the Consent Agreement, or in such other form as the Respondents and the Commission may agree, and the Commission ultimately determines will provide appropriate relief at the conclusion of FTC staff’s investigation concerning the scope of divestiture necessary to remedy the competitive effects alleged; and

(2) Respondent Graco agrees to hold separate and apart, and to maintain the independence, viability, marketability, and competitiveness of the liquid finishing equipment assets and businesses to be held separate, as defined in the Hold Separate, and Respondents agree to comply with the terms of the Hold Separate from the date of this Agreement until the Hold Separate becomes a final and effective order upon service to Respondents by any means provided in Commission Rule 4.4(a), 16 C.F.R.§ 4.4(a), or by delivery to Respondents’ counsel, upon which event Respondent Graco’s obligations will be governed by the terms of the Hold Separate; and

(3) the Respondents agree not to consummate the Acquisition until the Hold Separate has been served on them and has become a final and effective order; and

(4) the Respondents agree to cooperate fully and in good faith with Complaint Counsel’s investigation of the relief needed to remedy the competitive effects alleged in accordance with the terms, conditions, and understandings set forth in this Agreement;

NOW, THEREFORE, the Respondents and Complaint Counsel agree as follows:

1. Complaint Counsel’s entry into the Agreement does not constitute a waiver by the Commission of any right or ability it may have to challenge the Acquisition as a violation of Section 7 of the Clayton Act, 15 U.S.C. § 18, as amended, or Section 5 of the FTC Act, 15 U.S.C. § 45, as amended (“the Acts”), except as expressly stated in this Agreement; and further, does not constitute a waiver by the Commission of any right or ability it may have to challenge any other transaction(s) between the Respondents as a violation of the Acts if the Acquisition does not close.

2. If (i) the Respondents and Complaint Counsel sign this Agreement; (ii) the Commission votes to issue the Hold Separate; and (iii) the Hold Separate becomes final and effective by means of service upon the Respondents (which service may be effected by delivery to Respondents’ counsel), the Respondents may consummate the Acquisition, provided that (iv) Respondents comply with all the terms of this Agreement and the Hold Separate, and (v) the right of the Commission to take any action for a violation of this Agreement, including any action that may be warranted to enjoin or otherwise address the Respondents’ violation of the Consent Agreement or the Hold Separate, and to enforce their terms, is hereby reserved.

3. The Respondents hereby consent to and agree to be bound by the terms of the Consent Agreement, including the Hold Separate and proposed Decision and Order, in the form that has been agreed to by the Respondents pursuant to the Consent Agreement, or in such other form as the Respondents and the Commission may agree, and which the Commission may ultimately determine will provide appropriate relief to remedy the competitive effects of the Acquisition as alleged in the Complaint. The Respondents further agree not to withdraw, or attempt to withdraw, from the Consent Agreement. The Respondents further agree not to challenge the jurisdiction of the Commission to issue the Decision and Order or the Hold Separate.

4. The Respondents hereby agree to cooperate with Complaint Counsel, and after the matter has been withdrawn from adjudication, with members of the FTC staff in the completion of their investigation of appropriate relief by responding promptly and fully to any and all requests for documents, information, or other materials that the Commission may make or issue to the Respondents, and by making their officers, directors, employees, and other personnel available for interviews and investigational hearings before FTC staff.

5. If, after FTC staff have completed an investigation of the appropriate scope of divestiture and other relief applicable to the held-separate liquid finishing equipment assets and businesses, and have made a recommendation to the Commission, and the Commission thereafter determines to issue and serve a Decision and Order (which may include the proposed Decision and Order), in disposition of the proceeding, which determination the Commission may, in its sole discretion, make at any time, the Respondents hereby waive any right to contest that determination.

6. This Agreement will remain in effect, in accordance with Commission Rule 3.25(f), 16 C.F.R § 3.25(f), until the Commission: (i) accepts the Consent Agreement in conformity with the procedures set forth in Commission Rules 2.34 and 3.25(f), 16 C.F.R. §§ 2.34, 3.25(f), and places such Consent Agreement on the public record for the receipt and consideration of public comments, in which event, if final disposition of this proceeding occurs as provided under Commission Rules 2.34 and 3.25(f), this Agreement will be superseded by the terms of such Consent Agreement; (ii) rejects the Consent Agreement and returns the matter to adjudication for further proceedings; or (iii) takes such other action as the Commission may deem appropriate (“Agreement Period”).

7. Should the Commission seek in any proceeding to compel Graco to divest itself of any or all of the held-separate liquid finishing equipment assets and businesses subject to the Consent Agreement and the Orders, the Respondents hereby agree that they will not raise any objection to such a proceeding based on the fact that this matter was withdrawn from administrative adjudication or that the Commission has permitted the Acquisition to be consummated. The Respondents hereby also waive all rights to contest the validity of this Agreement.

8. The Respondents hereby agree that, during the Agreement Period, in order to preserve and ensure the independence, viability, marketability, and competitiveness of the held- separate liquid finishing equipment assets and businesses identified in the Hold Separate, they will comply with the terms of the Hold Separate from the date they sign this Agreement.

9. Unless otherwise agreed to in writing with FTC staff, Graco hereby agrees that, within ten (10) days of the date this Agreement is signed by the Respondents, Graco will retain a Hold Separate Trustee that is acceptable to the FTC staff, in a manner consistent with the procedures and requirements set forth in Paragraph II.C.I. of the Hold Separate. The Hold Separate Trustee shall have the powers, duties, authorities and responsibilities as set forth in Paragraph II.C. of the Hold Separate, and consistent with the terms of this Agreement, the Consent Agreement and the Orders.

10. Neither the Consent Agreement nor the Orders shall become part of the public record of the proceeding unless and until the Consent Agreement is accepted by the Commission pursuant to the procedures set forth in Commission Rule 2.34, 16 C.F.R. § 2.34, or otherwise in accordance with Commission Rule 3.25(f), 16 C.F.R. § 3.25(f).

11. The Respondents hereby agree that, for purposes of determining or securing compliance with this Agreement, including the Consent Agreement and Orders, and subject to any legally recognized privilege, and upon written request and upon five (5) days notice to the relevant Respondent(s), such Respondent(s) shall, without restraint or interference, permit any duly authorized representative(s) of the Commission:

(a) access, during business office hours of the relevant Respondent(s) and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and all other records and documents in the possession or under the control of the relevant Respondent(s) related to compliance with this Agreement, including the Consent Agreement and Orders, which copying services shall be provided by such Respondent(s) at the request of the authorized representative(s) of the Commission and at the expense of such Respondent(s); and

(b) to interview officers, directors or employees of the relevant Respondent(s), who may have counsel present, regarding any such matters.

GRACO INC.			FEDERAL TRADE COMMISSION

By:	/s/ Patrick J. McHale	By:	/s/ Marc W. Schneider (by Peter Richman)
	Patrick J. McHale President and Chief Executive Officer Graco Inc.		Marc W. Schneider Counsel Supporting the Complaint
Date: 03/12/12
Date: 03/12/12

APPROVED:
/s/ Richard G. Parker
Richard G. Parker
	O’Melveny & Myers LLP Counsel for Graco Inc.		/s/ Peter Richman
Peter Richman Deputy Assistant Director
ILLINOIS TOOL WORKS INC. and ITW FINISHING LLC
/s/ Phillip L. Broyles
Phillip L. Broyles Assistant Director
By:	/s/ David B. Speer
	David B. Speer Chairman and Chief Executive Officer Illinois Tool Works Inc.		/s/ Norman A. Armstrong, Jr. (by RAF)
	Date: 03/12/12		Norman A. Armstrong, Jr. Deputy Director

	/s/ J. Robert Robertson		/s/ Richard A. Feinstein
	J. Robert Robertson Hogan Lovells US LLP Counsel for Illinois Tool Works Inc. and		Richard A. Feinstein Director
	ITW Finishing LLC		Bureau of Competition Federal Trade Commission Washington, D.C. 20580

10